Exhibit 10.20

INDIVIDUAL LABOR AGREEMENT FOR AN INDEFINITE TERM (HEREINAFTER REFERRED TO AS THE “AGREEMENT”) EXECUTED, ON ONE SIDE, BY T.F.M., S.A. DE C.V. (HEREINAFTER REFERRED TO AS THE “COMPANY”), REPRESENTED IN THIS ACT BY MR.VICTOR MANUEL HUACUJA LEYZAOLA AS ITS LEGAL REPRESENTANT AND, ON THE OTHER SIDE, BY, DAVID WEILER EATON KEENER (HEREINAFTER REFERRED TO AS THE “EMPLOYEE”), ON ITS OWN RIGHT, SUBMITTING THEIR WILL TO THE FOLLOWING DECLARATIONS AND CLAUSES:

D E C L A R A T I O N S

I.	The “COMPANY” declares:

a)	That it is a variable capital stock corporation constituted in accordance to the laws of the United Mexican States. That in accordance to its social purpose, it has the capability and faculties required to execute this Agreement. That its address is located at Avenida Periferico Sur 4829, 4 piso, colonial parques del pedregal, delegacion tlalpan CP 14010, México DF.

b)	That it requires the services that will be rendered by the qualified Employee, which has the necessary skills and knowledge to fulfill its duties as Corporate Affairs’ Director.

II.	The Employee declares:

a)	That its name is as it was established in the present Agreement. He has Mexican Nationality, and he is 37 years old. In addition to his civil status is MARRIED. And he is MALE. That its address is located at [ON FILE WITH COMPANY], it will recognize the last address provided as the authorized address for all the legal effects derived from the present Agreement.

b)	That it has the capacity and personality to accomplish this agreement, besides having the experience required to develop the activities related to the position described in the point b) declarations of the present agreement and Individual Job Contract.

c)	That he has the perfect healthy status to provide the services which he is hired. He has manifested to do not have to this date, any professional, physical, mental or general illness, as well as he does not have any contagious, incurable suffering, in addition to not having any addiction to drugs, narcotics, or alcoholism.

III.	Both involved parts declare:

a)	With the best intention manifested in this individual job contract to make official the relation legal-labor that both parts pretend to develop, having stated the previous declarations, the parties agree to adjust their labor relationship to the following:

C L A U S E S

FIRST. “TERM OF THE AGREEMENT”. The present Labor Agreement is executed for an Indefinite Term and may not be modified, suspended, breached, or terminated, unless the “EMPLOYEE” does not have the ability and skills named in DECLARATIONS of the present contract, to develop his responsibilities according to his position.

SECOND. “SERVICES PROVIDED”. The “EMPLOYEE” will render his personal and professional services to develop the position described and established at the DECLARATIONS and it agrees to provide such services in a subordinated manner and subject, at all time, to the “COMPANY as well as all the activities of the legal contract related with the principal responsibilities.

THIRD. “WORKPLACE”. The “EMPLOYEE” will provide his services to the “COMPANY” in any of the “COMPANY’s facilities or where such are required, the previous in accordance to the orders provided by the “COMPANY”’s representatives, and the “EMPLOYEE” will be obliged to render his services at the location of the facilities where such are required or where the “COMPANY” is located. Moreover, the “COMPANY” has the capacity to change its address at any time, prior notice and agreement between the parties regarding the way to do so.

FOURTH. SALARY. THE “EMPLOYEE” will accrue a monthly salary of $100.000.00 (One hundred thousand pesos 00/100 currency applicable in the United States of Mexico) at the “COMPANY”’s address or in the place assigned for such matter. Likewise, in relation with the ELEVENTH clause of this contract the seventh day and the corresponding obligatory holidays, as well as the proportional part the weekly rest days, in accordance to the provisions of the Federal Labor Law, as well as additional applicable benefits, as provided by the Federal Labor Law or by specific norms applicable to the “COMPANY” due to its social activity.

FIFTH. “LENGTH OF THE WORKING DAY”. The daily working schedule of the EMPLOYEE will be of 48 hours per week, this hours will be distributed by the COMPANY according to its necessities established by the Article 59 of the Federal Labor Law the “EMPLOYEE” has expressed that he will accomplish his responsibilities and develop his services according the COMPANY requirements, as well as his daily working schedule in accordance to the “COMPANY”’s operating requirements obtaining some benefit for both parts.

SIXTH. OVERTIME PAYMENT. THE EMPLOYEE, recognizes that he has the right to overtime payment when he is required for it by THE COMPANY, under the 66, 67, 68 Federal Labor Law articles. Both parts have the agreement that THE EMPLOYEE will not be able to offer his services without any requirement given by THE COMPANY. In consequence it is totally recognized by THE EMPLOYEE that his right for overtime payment will be conditioned by the requisite exposed before.

SEVENTH. CONFIDENTIALITY. According to the Federal Labor Law articles 134 and 136, the “EMPLOYEE” recognizes that it has, due to the services agreed herein, access to confidential information, manufacturing secrets, commercial and operational aspects of the “COMPANY” that are considered an industrial secret; obliging itself not to divulge nor reveal such information to third parties, except if the “COMPANY”’s representatives issue a written authorization, being itself subject to the corresponding sanctions in case if such does not comply with the provisions included in this Clause.

EIGTH. MEDICAL EXAMS. The “EMPLOYEE” obliges, as provided by the article 134 subsection X of the Federal Labor Law, to summit itself to all the check-ups and medical exams requested by the “COMPANY”, as well as to such required as provided by the Health Regulation. If the EMPLOYEE tries to cheat on any resultant of these medical exams practiced by THE COMPANY respectful to his physical condition, THE COMPANY has the right to end the labor relation without any responsibility, being noticed the EMPLOYEE about this clause, recognizing that this condition is essential for his hiring to develop his services in the COMPANY.

NINTH. GENERAL CONDITIONS. The contractor is obligated to submit the general conditions to work that are established in THE COMPANY, as well as the technical and administrative rules formulated by THE COMPANY in order to perform a job or other internal policies. THE EMPLOYEE is obligated to observe, respect of any internal policy, established in the internal regulations by THE COMPANY. These internal regulations should be delivered to THE EMPLOYEE to sign that express his consent.

TENTH. TRAINING. The “EMPLOYEE” obliges itself to receive training in accordance to the courses established in the programs duly authorized by the Ministry of Labor and Social Welfare, as provided by Title Four, Chapter III BIS of the Federal Labor Law.

ELEVENTH. VACATIONS AND LEISURE DAYS. Both parts agreed that The “EMPLOYEE” will have the right to an annual vacation days after offering his services for a year into the company, in terms of the Federal Labor Law. If the EMPLOYEE has from 1 to 3 years in the company has the right to enjoy a vacation period of 10 (TEN) days, for 4 years will be 12 days, for 5 to 9 will be 14 days, and for 10 to 14 will have the right to 16 days. In addition to this THE EMPLOYEE will have right to the payment of a vacation bonus of 50% of the number of vacation days corresponding to each year and such should be automatically covered at the moment the “EMPLOYEE” reaches its first anniversary with the “COMPANY”. The payment for this period will be covered with the amount pointed in the fourth clause of this contract, because of the monthly salary payment.

Besides both parts accept and consent that THE EMPLOYEE has the right to weekly day for leisure will be preferably Sundays, correspondent to the respect calendar, without any resistance that THE COMPANY could modify this day when the necessities of the company required. That is why the EMPLOYEE accepts the company willingness to perform the terms before mentioned.

TWELVETH. SENIORITY. THE COMPANY recognizes like hiring date of the employee for all legal effects agreed: May 1st 2005.

THIRTEENTH. THE EMPLOYEE will have the right a payment for Christmas bonus equivalent to 30 days of his salary, when he has offered his services for a complete year, if it is not the case the employee has the right to receive the proportional part according to the time serviced into the company. The correspondent payment to this benefit will be effective before December 20th of each year.

Both parts agree, the issues not regarded in this contract will be ruled and governed by the 3° article of the Federal Labor law, and for all tasks referred to execution, interpretation and accomplishment to this contract, will be submitted to any jurisdiction and competence of Conciliation & Arbitration Board in Mexico City.

Once established and agreed the present contract for both parts consented, and noticed about the content besides the legal effects, both parts approves by signature as an accepted agreement, in Mexico City, in October 5th, 2005.

COMPANY	EMPLOYEE

/s/ Victor Manuel Huacuja Leyzaola	/s/ David Weiler Eaton Keener
VICTOR MANUEL HUACUJA LEYZAOLA	DAVID WEILER EATON KEENER

/s/ Mayela Treviño Perez	/s/ Cristian Loustanau Armas
WITNESS	WITNESS
MAYELA TREVIÑO PEREZ	CRISTIAN LOUSTANAU ARMAS

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